Exhibit 10.44.1

================================================================================




                        THE CHILLICOTHE TELEPHONE COMPANY





                        FIRST AMENDMENT TO NOTE AGREEMENT


                            Dated as of April 1, 1999




                   Re: Note Agreement dated as of June 1, 1998





================================================================================

                        THE CHILLICOTHE TELEPHONE COMPANY

                        FIRST AMENDMENT TO NOTE AGREEMENT

                   Re: Note Agreement dated as of June 1, 1998


To the Noteholders which are signatories                           Dated as of
 to this First Amendment                                           April 1, 1999

Ladies and Gentlemen:

     Reference is hereby made to the Note Agreement, dated as of June 1, 1998 (the "Note Agreement") among The Chillicothe Telephone Company, an Ohio corporation (the "Company"), American United Life Insurance Company and The State Life Insurance Company (the "Noteholders") under and pursuant to which $12,000,000 6.62% Senior Notes due June 1, 2018 ("Notes") of the Company were issued.

     The Company desires to amend the Note Agreement as hereinafter set forth. Pursuant to Section 10(c) of the Note Agreement, holders of at least two-thirds in aggregate principal amount of the outstanding Notes (the "Requisite Holders") must consent to such amendments. Since you are the holders of the outstanding Notes in the principal amount set opposite your names on Schedule I, the Company hereby requests that you accept the amendments as set forth below. Upon satisfaction of the conditions precedent set forth in Section 3 hereto, this instrument shall constitute an agreement which amends and restates the Note Agreement as of the Effective Date in the respects hereinafter set forth:

SECTION 1. AMENDMENTS TO NOTE AGREEMENT.

     Section 1.1. Amendments to Section 5(i). Section 5(i) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

          (i) Restricted Payments and Restricted Investments.

               (1) Declare or make, or incur any liability to make any Restricted Payments or Restricted Investments, except:

                    (A) a Subsidiary may, pay dividends to the Company; and

                    (B) subject to the limitations in clauses (2) and (3) below, the Company and its Subsidiaries may declare or make Restricted Payments and Restricted Investments, provided that immediately after giving effect to any such action, (x) no Event of Default or event which with the passing of time or the giving of notice, or both, would constitute an Event of Default shall exist, (y) the Company would be able to incur at least $1.00 of additional Funded Debt pursuant to Section 5(a), and (z) the aggregate amount of all Restricted Payments and Restricted Investments declared or made on or after July 1, 1998 to and including the date such Restricted Payment or Restricted Investment is declared or made, as the case may be, would not exceed the sum of (i) $3,000,000, plus (ii) 60% of any Cumulative Consolidated Net Income, minus (iii) 100% of any Cumulative Consolidated Net Loss, plus (iv) the net proceeds to the Company from any issuance of capital stock from and after July 1, 1998;

               (2) In addition to the limitations contained in clause (1) above, from January 1, 1997 through December 31, 1998, the Company shall not increase the aggregate quarterly dividend on its common stock above $710,000; and

               (3) In addition to the limitations contained in clause (1) above, the aggregate amount of all Restricted Investments of the Company and its Subsidiaries outstanding at any time on or after June 23, 1998 shall not exceed $2,500,000.

     In valuing any Investments for the purpose of applying the limitations set forth in this Section 5(i), Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

     Section 1.2. Amendments to Section 12. Section 12 of the Note Agreement is hereby amended by restating in their entirety the following definitions to read as follows:

     "Cumulative Consolidated Net Income" shall mean the excess, if any, of:

          (i) the sum of (A) Consolidated Net Income, if any, for each completed fiscal year of the Company commencing on or after January 1, 1999 and (B) Consolidated Net Income, if any, (x) for each completed quarter commencing on or after July 1, 1998 and ending on or prior to December 3 1, 1998 and
     (y) for each completed quarter ending after the end of the most recently completed fiscal year of the Company; over

          (ii) the sum of (A) Consolidated Net Loss, if any, for each completed fiscal year of the Company commencing on or after January 1, 1999 and (B) Consolidated Net Loss, if any, (x) for each completed quarter commencing on or after July 1, 1998 and ending on or prior to December 31, 1998 and (y) for each completed quarter ending after the end of the most recently completed fiscal year of the Company.

     "Cumulative Consolidated Net Loss" shall mean the excess, if any, of:

          (i) the sum of (A) Consolidated Net Loss, if any, for each completed fiscal year of the Company commencing on or after January 1, 1999 and (B) Consolidated Net Loss, if any, (x) for each completed quarter commencing on or after July 1, 1998 and ending on or prior to December 31, 1998 and (y) for each completed quarter ending after the end of the most recently completed fiscal year of the Company; over

          (ii) the sum of (A) Consolidated Net Income, if any, for each completed fiscal year of the Company commencing on or after January 1, 1999 and (B) Consolidated Net Income, if any, (x) for each completed quarter commencing on or after July 1, 1998 and ending on or prior to December 31, 1998 and (y) for each completed quarter ending after the end of the most recently completed fiscal year of the Company.

SECTION 2. WARRANTIES AND REPRESENTATIONS.

     The Company represents and warrants that all representations and warranties set forth in Annex A attached hereto are true and correct as of the Effective Date.

SECTION 3. CONDITIONS PRECEDENT.

     The effectiveness of this First Amendment shall be subject to the Company obtaining the written consent of the Requisite Holders, as evidenced by their signatures at the foot of this First Amendment.

SECTION 4. MISCELLANEOUS PROVISIONS.

     Section 4.1. Effective Date. This First Amendment shall become effective on and as of the Closing Date for the sale of the Notes which was June 23, 1998 (the "Effective Date").

     Section 4.2. Ratification of Note Agreement. Except as herein expressly amended, the Note Agreement are in all respects ratified and confirmed. If and to the extent that any of the terms or provisions of the Note Agreement are in conflict or inconsistent with any of the terms or provisions of this First Amendment, this First Amendment shall govern.

     Section 4.3. Counterparts. This First Amendment may be simultaneously executed in any number of counterparts, and all such counterparts together, each as an original, shall constitute but one and the same instrument.

     Section 4.4. Payment of Fees and Expenses. All reasonable fees and disbursements of Chapman and Cutler, your special counsel, relating to the preparation, execution and delivery of this First Amendment, shall be paid by the Company.

     Section 4.5. Reference to Note Agreement. Any and all notices, requests, certificates and any other instruments, including the Notes, may refer to the Note Agreement or the Note Agreement dated as of June 1, 1998, without making specific reference to this First Amendment, but all such references shall be deemed to include this First Amendment.

     The execution hereof by you shall constitute an agreement between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                   THE CHILLICOTHE TELEPHONE COMPANY


                                   By   /s/ Thomas McKell
                                        ----------------------------------------
                                        Its President

Accepted:

                                   AMERICAN UNITED LIFE INSURANCE
                                        COMPANY


                                   By   /a/ Christopher D. Pahlke
                                        ----------------------------------------
                                        Its Vice President of Private Placements


                                   THE STATE LIFE INSURANCE COMPANY


                                   By   /s/ Christopher D. Pahlke
                                        ----------------------------------------
                                        Its Vice President of Private Placements
                                         for American United Life Insurance
                                         Company as agent for The State Life
                                         Insurance Company

NAME OF NOTEHOLDER                                PRINCIPAL AMOUNT OF NOTES HELD

American United Life                                         $11,000,000
Insurance Company

The State Life Insurance Company                              $1,000,000










                                   SCHEDULE I
                              (to First Amendment)

                         REPRESENTATIONS AND WARRANTIES


     The Company represents and warrants to you as follows:

     1. Corporate Organization and Authority. The Company

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) as all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

     2. First Amendment is Legal and Authorized. (a) The compliance by the Company with all of the provisions of the Note Agreement, as amended by the First Amendment -

               (i) is within the corporate powers of the Company; and

               (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company.

     (b) The execution and delivery of the First Amendment has been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise); and the First Amendment has been executed and delivered by the Company and the Note Agreement, as amended by the First Amendment, constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms.

     3. No Defaults. No Default or Event of Default has occurred and is continuing.

     4. Governmental Consent. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with any governmental body, Federal or state, is necessary in connection with the execution and delivery of the First Amendment.

     5. Existing Restricted Investments. Schedule I hereto correctly describes the Restricted Investments of the Company made prior to, and outstanding on, July 1, 1998.

                                     ANNEX A
                              (to First Amendment)

                             RESTRICTED INVESTMENTS
                 MADE PRIOR TO, AND OUTSTANDING ON, JULY 1, 1998


Independent Telecommunications Network             $250,000 equity Investment

ComNet, Inc.                                       $18,500 equity Investment

Guarantee of Chillicothe Long Distance Debt        $55,000 Contingent obligation
to MCI, Inc.

Intercompany Advances from the Company To          $831,733
Horizon PCS, Inc. (formerly Horizon Infotech)      Intercompany Receivable

Intercompany Advances from the Company To          $168,244
United Communications, Inc.                        Intercompany Receivable
                                                   _______________________

                                       Total       $1,323,477
                                                   ==========




                                   SCHEDULE I
                         (to Annex A to First Amendment)



1352438